UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 9, 2012

DEL TORO SILVER CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52499	98-0515290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 320 North Carson Street, Carson City, Nevada	89701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	775.782.3999

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 7, 2009 Del Toro Silver Corp. (the “Company”) entered into an Option Agreement with Yale Resources Ltd. (“Yale”), which was subsequently amended on June 25, 2010 (the “First Amendment”) and again on October 21, 2010 (the “Second Amendment”), wherein Yale granted an option to the Company to acquire 70% of Yale’s undivided right, title and interest in and to the Dos Naciones Property.  On July 9, 2012 the Company and Yale agreed to amend certain provisions of the Second Amendment and entered into a third Amendment Agreement (the “Third Amendment”).  The amendments to the Second Amendment to the Option Agreement are as follows:

“2.           Subsection 2.2.1 (ii) of the Second Amendment Agreement is hereby edited to read the following:

ii.  within 48 hours of signing this Third Amendment Agreement will issue 200,000 shares of common stock of Del Toro to Yale and will issue an additional 200,000 shares of common stock of Del Toro to Yale on, or before, September 15, 2012”.

Item 3.02	Unregistered Sales of Equity Securities

Effective July 9, 2012, the Company issued 200,000 shares of common stock to Yale pursuant to the Third Amendment.  The Company issued the securities to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits

10.1	Amendment #3 to the Option Agreement of July 7, 2009 with Yale Resources Ltd., dated July 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL TORO SILVER CORP.

/s/ Greg Painter
Greg Painter
President, Chief Executive Officer, Secretary, Treasurer and
Director
Date:	July 10, 2012